Exhibit 5.1

DLA Piper LLP (US) 200 South Biscayne Boulevard Suite 2500 Miami, Florida 33131-5341 www.dlapiper.com T 305.423.8500 F 305.437.8131

September 28, 2021

OppFi Inc.

130 E. Randolph Street, Suite 3400

Chicago, Illinois 60601

Re: Registration Statement on Form S-8 for the OppFi Inc. 2021 Equity Incentive Plan and OppFi Inc. 2021 Employee Stock Purchase Plan

Ladies and Gentlemen:

On or about the date hereof, OppFi Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale by the Company of up to 12,700,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) consisting of (i) up to 11,500,000 shares of Common Stock to be issued under the OppFi Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) and (ii) up to 1,200,000 shares of Common Stock to be issued under the OppFi Inc. 2021 Employee Stock Purchase Plan (the “ESPP”, and together with the Equity Incentive Plan, the “Plans”). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to the date hereof; (ii) records of corporate proceedings of the Company related to the Plans; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have also assumed that the offer and sale of shares of Common Stock complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plans. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based upon the foregoing examination, we are of the opinion that assuming that (i) the Company maintains an adequate number of authorized and unissued shares of Common Stock available for issuance pursuant to the Plans and (ii) the consideration, if any, required to be paid in connection with the issuance of underlying shares of Common Stock issued pursuant to the Plans is actually received by the Company as provided in the Plans, the shares of Common Stock issued pursuant to the Plans will be duly authorized, validly issued, fully paid and nonassessable.

This opinion is rendered solely in connection with the transactions covered hereby. This opinion may not be relied upon for any other purpose, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

The opinions expressed herein are specifically limited to the laws of the State of Delaware and the federal laws of the United States of America and speak only as of the date hereof. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,
/s/ DLA Piper LLP (US)